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                                                                    EXHIBIT 99.2
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PROXY

                          ELECTRONIC DESIGNS, INC.
                   ONE RESEARCH DRIVE, WESTBOROUGH, MA 01851

 PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 23, 1998

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby constitutes and appoints Donald F. McGuinness and Frank D. Edwards, and each of them, as Proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Electronic Designs, Inc. (the "Company") held of record by the undersigned as of the close of business on September 15, 1998, on behalf of the undersigned at the Special Meeting of Stockholders (the "Special Meeting") to be held at the Marriott Hotel, 5400 Computer Drive, Westborough, Massachusetts, 12:00 noon, local time, on October 23, 1998, and at any adjournments or postponements thereof.

      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                   PLEASE VOTE AND SIGN ON OTHER SIDE AND
                  RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                SEE REVERSE SIDE

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[X]   PLEASE MARK VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

      1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 3, 1998, as amended, by and among the Company, Bowmar Instrument Corporation ("Bowmar"), and Bravo Acquisition Subsidiary, Inc. ("Acquisition Subsidiary"), and the transactions contemplated thereby including the merger of Acquisition Subsidiary with and into the Company, with the Company being the surviving corporation and a wholly-owned subsidiary of Bowmar.

               [ ] FOR           [ ] AGAINST          [ ] ABSTAIN

      2. To consider and act upon any other matters that may properly be brought before the Special Meeting and at any adjournments or postponements thereof.

      The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Dated:                               NOTE:   Please sign exactly as name appears
      ---------------------------            hereon.  Joint owners should each
                                             sign.  When signing as attorney,
                                             executor, administrator, trustee or
                                             guardian, please give full title
                                             as such.
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Signature


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Signature


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